Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zoosk, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus and registration statement.

/s/ KPMG LLP

San Francisco, California

April 17, 2014